UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

CSMG Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-27359	74-2653437
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX	78471
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (361) 887-7546

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 11, 2008, CSMG Technologies, Inc. (the “Company”) was notified that the partners of Michael Pollack CPA, LLC (“Pollack”) became partners of KBL, LLP (“KBL”) in connection with a merger of the two firms and that Pollack resigned as independent registered public accounting firm for the Company. KBL was appointed as the Company’s new independent registered public accounting firm.

Pollack had been appointed on July 3, 2007, and did not audit the Company’s reports for the fiscal years ended December 31, 2006 or 2005.

The decision to engage KBL was approved by the board of directors on January 14, 2008.

During the Company’s most two recent fiscal years ended December 31, 2006 and 2005 and through January 14, 2008, the Company did not consult with KBL on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and KBL did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2006 and 2005 and through the date of this Current Report, there were: (i) no disagreements between the Company and Pollack on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pollack, would have caused Pollack to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Pollack a copy of the disclosures in this Form 8-K and has requested that Pollack furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Pollack agrees with the Company’s statements in this Item 4.01(a). A copy of the letter dated January 16, 2008, furnished by Pollack in response to that request is filed as Exhibit 16.2 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2008	CSMG Technologies, Inc.

	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer